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
Exhibit 11 - Statement Re Computation of Per Share Earnings      Dec. 31,     Dec. 31,     Dec. 31,     Mar. 31      Mar. 31
                                                                  1993         1994         1995         1995         1996

Average shares outstanding                                       369,380      369,756    5,582,385      369,756    5,616,651

Net effect of dilutive stock options and warrants based on
the treasury stock method using the mid point of the offering  1,380,051    1,380,051    1,380,052    1,380,051    1,380,051

Other                                                             98,001       98,001       98,001       98,001       98,001
                                                              --------------------------------------------------------------
                                                               1,847,432    1,847,808    7,060,438    1,847,808    7,094,703
                                                              --------------------------------------------------------------
                                                              --------------------------------------------------------------

Net loss applicable to common stock                              ($9,761)    ($10,293)     ($4,544)     ($3,164)       ($347)
                                                                --------------------------------------------------------------
                                                                --------------------------------------------------------------

Net loss per common share                                         ($5.28)      ($5.57)      ($0.64)      ($1.71)      ($0.05)
                                                                --------------------------------------------------------------
                                                                --------------------------------------------------------------
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